Exhibit 99.1

Forian Inc.
Announces Third Quarter 2023 Financial Results

Third quarter revenue grew 24% year-over-year
Forian data factory expanded to drive improved insights

Newtown, PA, November 9, 2023 (GLOBE NEWSWIRE) – via NewMediaWire – Forian Inc. (Nasdaq: FORA), a provider of data science driven information and analytics solutions to the healthcare and life sciences industries, today announced results for the quarter ended September 30, 2023.

“Our strong financial quarter highlighted by an increase in Adjusted EBITDA is a testament to the hard work of the team and the scalability of our business model. We are committed to continuing to deliver valuable information products and intelligence to our customers. We continue to be prudent in cost containment while opportunistically investing in the business for long term organic growth,” stated Max Wygod, Chairman and Chief Executive Officer of Forian.

Third Quarter 2023 Financial Results

●	Forian delivered the following results for the third quarter of 2023:
	Three Months Ended September 30,		Period- over- Period % Change
	2023 Unaudited	2022 Unaudited
Total revenue	$5,348,469	$4,310,694	24%

Income (loss) from continuing operations, net of tax	$5,453,643	$(2,966,053)	284%
Loss from discontinued operations, net of tax	$(1,111,552)	$(2,161,571)	49%
Net income (loss)	$4,342,091	$(5,127,626)	185%

Income (loss) from continuing operations, net of tax per share – diluted	$0.16	$(0.09)	278%
Loss from discontinued operations, net of tax per share – diluted	$(0.03)	$(0.07)	57%
Income (loss) per share – diluted	$0.13	$(0.16)	181%

Adjusted EBITDA[1] – continuing operations	$755,327	$(1,230,740)	161%

●	Revenue for the quarter was $5.3 million, an increase of $1.0 million versus the prior year
●	Net income from continuing operations for the quarter was $5.5 million, or $0.16 per share, compared to a net loss of $3.0 million, or $0.09 per share, in the prior year
●	Adjusted EBITDA[1] for the quarter was $0.8 million, compared to negative $1.2 million in the prior year
●	Cash, cash equivalents and marketable securities at September 30, 2023 totaled $49.0 million

Highlights

•	Licensed additional strategic healthcare data, further differentiating Forian’s unique integrated de-identified data factory
•	Repurchased 1,604,676 shares of Forian common stock in a privately negotiated transaction in October at redemption price of $2.15 per share
•	Launched new data science based information products, including a referral mapping tool

1 This release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

Quarterly Conference Call and Webcast

Forian will host a conference call and webcast at 5:00 p.m. ET on November 9, 2023 to discuss its financial results with the investment community. To register for the conference call, click here. The webcast will be available live at https://edge.media-server.com/mmc/p/uh4whvrn. This information is also available on our website at www.forian.com/investors. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian
Forian provides a unique suite of data management capabilities and proprietary information and analytics solutions to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences and healthcare payer and provider segments. Forian has industry leading expertise in acquiring, integrating, normalizing and commercializing large scale healthcare data assets. Forian’s information products overlay sophisticated data management and data science capabilities on top of a comprehensive clinical data lake to identify unique relationships, create distinctive information assets and generate proprietary insights. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, which may include GAAP and non-GAAP financial measures, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with operations, strategy and goals, our ability to execute on our strategy and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 30, 2023, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this release are made as of the date hereof, and we undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Media and Investor Contact:
forian.com/investors
ir@forian.com
267-225-6263
SOURCE Forian Inc.

FORIAN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$5,377,079	$2,795,743
Marketable securities	43,585,724	17,396,487
Accounts receivable, net	2,918,533	1,809,028
Proceeds receivable from sale of discontinued operation, net	4,097,872	-
Contract assets	870,328	2,252,958
Prepaid expenses	1,269,459	835,786
Other assets	369,616	432,338
Current assets of discontinued operations	-	1,393,688
Total current assets	58,488,611	26,916,028

Property and equipment, net	86,238	75,030
Right of use assets, net	15,810	32,560
Deposits and other assets	201,630	196,675
Non current assets of discontinued operations	-	19,037,874
Total assets	$58,792,289	$46,258,167

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$259,792	$316,105
Accrued expenses	4,431,172	3,766,789
Short-term operating lease liabilities	15,810	21,600
Warrant liability	459	4,547
Deferred revenues	2,753,619	2,581,287
Current liabilities of discontinued operations	-	1,662,247
Total current liabilities	7,460,852	8,352,575

Long-term liabilities:
Long-term operating lease liabilities	-	10,960
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party)	24,665,944	25,106,547
Non current liabilities of discontinued operations	-	365,609
Total long-term liabilities	24,665,944	25,483,116

Total liabilities	32,126,796	33,835,691

Commitments and contingencies
Stockholders' equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of September 30, 2023 and December 31, 2022	-	-
Common Stock; par value $0.001; 95,000,000 Shares authorized; 32,488,811 issued and outstanding as of September 30, 2023 and 32,251,326 issued and outstanding as of December 31, 2022	32,489	32,251
Additional paid-in capital	75,707,361	71,182,326
Accumulated deficit	(49,074,357)	(58,792,101)
Total stockholders' equity	26,665,493	12,422,476
Total liabilities and stockholders' equity	$58,792,289	$46,258,167

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$5,348,469	$4,310,694	$15,112,398	$11,448,468

Costs and Expenses:
Cost of revenue	1,362,555	1,339,054	3,891,482	3,853,486
Research and development	264,781	806,108	1,100,657	3,315,506
Sales and marketing	1,313,212	1,080,660	3,746,731	2,904,358
General and administrative	3,204,591	3,908,460	10,393,016	13,003,158
Separation expenses	-	-	599,832	5,417,043
Depreciation and amortization	10,598	16,916	64,285	48,599
Total costs and expenses	6,155,737	7,151,198	19,796,003	28,542,150

Operating loss From Continuing Operations	(807,268)	(2,840,504)	(4,683,605)	(17,093,682)

Other Income (Expense):
Change in fair value of warrant liability	1,594	8,539	4,088	343,155
Interest and investment income	646,832	88,972	1,666,786	111,683
Gain on sale of investment	5,805,858	-	5,805,858
Interest expense	(211,333)	(213,060)	(630,547)	(633,041)
Gain on debt redemption	111,151	-	111,151
Total other income (expense), net	6,354,102	(115,549)	6,957,336	(178,203)

Income (loss) from continuing operations before income taxes	5,546,834	(2,956,053)	2,273,731	(17,271,885)
Income tax expense	(93,191)	(10,000)	(159,287)	(20,000)
Income (loss) from continuing operations, net of tax	5,453,643	(2,966,053)	2,114,444	(17,291,885)

Loss from discontinued operations	-	(2,161,571)	(94,427)	(5,325,531)
Gain on sale of discontinued operations	-	-	11,531,849	202,159
Income tax effect on discontinued operations	(1,111,552)	-	(3,834,122)
(Loss) Income from discontinued operations, net of tax	(1,111,552)	(2,161,571)	7,603,300	(5,123,372)
Net income (loss)	4,342,091	(5,127,624)	9,717,744	(22,415,257)

Net income (loss) per share
Basic
Continuing operations	$0.17	$(0.09)	$0.07	$(0.54)
Discontinued operations	$(0.03)	$(0.07)	$0.23	$(0.16)
Net income (loss) per share - basic and diluted	$0.14	$(0.16)	$0.30	$(0.70)

Diluted
Continuing operations	$0.16	$(0.09)	$0.07	$(0.54)
Discontinued operations	$(0.03)	$(0.07)	$0.23	$(0.16)
Net income (loss) per share - basic and diluted	$0.13	$(0.16)	$0.30	$(0.70)

Weighted-average shares outstanding- basic	32,459,838	32,088,358	32,397,090	31,978,719

Weighted-average shares outstanding- diluted	35,068,716	32,088,358	32,503,359	31,978,719

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,717,744	$(22,415,257)
Less: Income (loss) from discontinued operations	7,603,300	(5,123,372)
Income (loss) from continuing operations	2,114,444	(17,291,885)
Adjustments to reconcile net income (loss) to net cash used in operating activities - continuing operations:
Depreciation and amortization	64,285	48,599
Amortization on right of use asset	16,750	1,211
Amortization of debt issuance costs	3,999	3,999
Accrued interest on Convertible Notes	626,549	629,041
Amortization of discount - proceeds from sale of discontinued operations	(341,205)	-
Realized and unrealized gain on marketable securities	(1,318,083)	(110,914)
Gain on sale of investment	(5,805,858)
Gain on debt redemption	(111,151)
Stock-based compensation expense	4,920,572	10,581,021
Change in fair value of warrant liability	(4,088)	(343,155)
Change in operating assets and liabilities:
Accounts receivable	(1,109,505)	(1,924,218)
Contract assets	983,499	(921,290)
Prepaid expenses	(34,542)	(183,050)
Changes in lease liabilities during the period	(16,750)	34,008
Deposits and other assets	57,767	468,833
Accounts payable	(56,313)	195,084
Accrued expenses	1,224,648	527,580
Deferred revenues	172,332	1,509,639
Net cash provided by (used in) operating activities - continuing operations	1,387,350	(6,775,497)
Net cash used in operating activities - discontinued operations	(59,075)	(2,375,789)
Net cash provided by (used in) operating activities	1,328,275	(9,151,286)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(75,493)	(45,367)
Purchase of marketable securities	(103,468,975)	(42,929,102)
Sale of marketable securities	78,597,821	36,392,416
Proceeds from sale of investment	5,805,858
Cash from sale of discontinued operations	21,501,841	225,575
Net cash provided by (used in) provided by investing activities - continuing operations	2,361,052	(6,356,478)
Net cash used in investing activities - discontinued operations	-	(1,650,569)
Net cash provided by (used in) investing activities	2,361,052	(8,007,047)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and financing arrangements	-	(13,122)
Cash used to redeem convertible notes	(960,000)	-
Payment of employee withholding tax related to restricted stock units	(147,991)	(58,085)
Net cash used in financing activities- continuing operations	(1,107,991)	(71,207)
Net cash used in financing activities	(1,107,991)	(71,207)

Net change in cash	2,581,336	(17,229,540)

Cash and cash equivalents, beginning of period	2,795,743	17,938,490

Cash and cash equivalents, end of period	$5,377,079	$708,952

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$3,276,800	$2,550

Non-GAAP Financial Measures

In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”), which should be viewed as supplemental to, and not as an alternative for, net income or loss calculated in accordance with U.S. GAAP (referred to below as “net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss from continuing operations:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Stock-based compensation expense includes certain separation expenses related to the vesting of stock options. Effective February 10, 2023, the Company’s Chief Executive Officer, President and Class II member of the Board of Directors resigned. In connection with the resignation, the Company entered into a separation agreement providing for, among other things, accelerated vesting of 106,656 unvested restricted shares of the Company common stock. Stock based compensation expense for the three months ended March 31, 2023 includes $349,832 related to the accelerated vesting of stock. On March 2, 2022, we and the former chief executive officer and the former chief financial officer of Helix mutually agreed not to renew special advisor agreements. Per the terms of the agreements, options to purchase 366,166 shares of common stock continued to vest according to their original terms through March 2, 2023, and unvested stock options to purchase 732,332 shares of common stock were forfeited. The advisors were not required to perform services to the Company beyond the non-renewal date of March 2, 2022. As a result, we recorded $5,417,043 of stock compensation expenses during March 2022 related to the options that vested through the twelve months ending March 2, 2023. We believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest Expense. Interest expense is associated with the convertible notes entered into on September 1, 2021 in the amount of $24,000,000 (the “Notes”). The Notes are due on September 1, 2025 and accrue interest at an annual rate of 3.5%. We exclude interest expense from Adjusted EBITDA (i) because it is not directly attributable to the performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest expense associated with the Notes will recur in future periods.

•
Investment Income. Investment income is associated with the level of marketable debt securities and other interest-bearing accounts in which we invest. Interest and investment income can vary over time due to a variety of financing transactions, changes in interest rates, cash used to fund operations and capital expenditures and acquisitions that we have entered into or may enter into in the future. We exclude interest and investment income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income will recur in future periods.

•
Other Items. We engage in other activities and transactions that can impact our net loss. In the periods being reported, these other items included (i) change in fair value of warrant liability which related to warrants assumed in the acquisition of Helix; (ii) gain on sale of investment which relates to the sale of a minority equity interest; and (iii) gain on debt redemption which relates to a gain on the early retirement of a portion of our convertible notes. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Severance expenses. Effective February 10, 2023, the Company’s Chief Executive Officer, President and Class II member of the Board of Directors resigned. In connection with the resignation, the Company entered into a separation agreement providing for, among other things, (i) salary continuation for twelve months and (ii) accelerated vesting of 106,656 unvested restricted shares of the Company common stock. Severance expenses for the nine months ended September 30, 2023 includes $250,000 related to the salary continuation. We exclude these other items from Adjusted EBITDA because we believe these costs are not recurring and not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. In addition, the Company records normal course of business severance expenses in the operating expense line item related to our employees’ activities.

•
Income tax expense. We exclude the income tax expense from Adjusted EBITDA (i) because we believe that the income tax expense is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

The following table reconciles the specific items excluded from U.S. GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

FORIAN INC.
RECONCILIATION OF US GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Total revenues	$5,348,469	$4,310,694	$15,112,398	$11,448,468

Net Income (loss) from continuing operations	$5,453,643	$(2,966,053)	$2,114,444	$(17,291,885)

Depreciation and amortization	10,598	16,916	64,285	48,599
Stock based compensation expense	1,551,997	1,592,848	4,920,572	10,581,021
Change in fair value of warrant liability	(1,594)	(8,539)	(4,088)	(343,155)
Interest and investment income	(646,832)	(88,972)	(1,666,786)	(111,683)
Interest expense	211,333	213,060	630,547	633,041
Gain on sale of investment	(5,805,858)	-	(5,805,858)	-
Gain on debt redemption	(111,151)	-	(111,151)	-
Severance expense	-	-	250,000	-
Income tax expense	93,191	10,000	159,287	20,000

Adjusted EBITDA - continuing operations	$755,327	$(1,230,740)	$551,252	$(6,464,062)